As filed with the Securities and Exchange Commission on September 13, 2011

Registration No. 333-171936

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8100 South Park Way, Unit B

Littleton, Colorado 80120

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrants’ Principal Executive Offices)

Mark H. McKinnies

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent for Service)

With Copies to:

Julie A. Herzog, Esq.

Schuchat, Herzog & Brenman, LLC

1900 Wazee Street, Suite 300

Denver, Colorado 80202

(303) 295-9700

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)(3)
Common Stock, no par value
Preferred Stock, no par value
Warrants
Units
Total	-	$140,000,000	$16,254.00

(1)	An indeterminate aggregate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as shall have an aggregate initial offering price not to exceed $140,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities. The securities registered include such indeterminate amount and number of shares of common stock and preferred stock that may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	The registration fee of $16,254.00 was previously paid with the initial filing of the Registration Statement on January 28, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-171936) originally filed by ADA-ES, Inc. on January 28, 2011 is being filed solely for the purpose of including Exhibits 5.1 and 23.2 hereto. This Amendment No. 1 does not modify any provision of the prospectus constituting Part I of the Form S-3. Accordingly, such prospectus has not been included herein.

2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$16,254.00
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$20,000.00
Printing and miscellaneous expenses	$10,000.00
Total	$71,254.00

Item 15.    Indemnification of Officers and Directors

Limitation of Director Liability

The Colorado Business Corporation Act allows a Colorado corporation to eliminate or limit the personal liability of a director to his corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising from any breach of the director’s duty of loyalty to the corporation or its shareholders, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit, or from any other act, omission or transaction as to which the Colorado Business Corporation Act prohibits the elimination or limitation of liability. Our Amended and Restated Articles of Incorporation (the “Articles”) contain such a provision limiting director liability.

Indemnification of Directors, Officers and Others

The Colorado Business Corporation Act allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability in certain situations. Our Articles provide that we will indemnify our directors, officers, employees, fiduciaries and agents (each, a “Proper Person” as defined in our Amended and Restated Bylaws (the “Bylaws”)) to the maximum extent provided by law.

Under the Colorado Business Corporation Act and our Articles, indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of an action, suit or proceeding. As permitted by the Colorado Business Corporation Act, our Bylaws provide the following as to the indemnification of Proper Persons:

-	We will indemnify any Proper Person against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with an action, suit or proceeding if it is determined that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the company’s best interests, or (iii) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.
-	In proceedings brought by or in the right of the company, indemnification will be limited to reasonable expenses incurred in connection with the proceeding.
-	No indemnification will be provided a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the company in which the Proper Person was adjudged to be liable to the company on in any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged to be liable to the company on the basis that he derived an improper personal benefit.

Additional indemnification may be provided to officers, employees, fiduciaries or agents if they are not also directors, so long as such additional indemnification is provided for by general or specific action by the Board of Directors or shareholders or by contract and would not be inconsistent with public policy.

The underwriting agreement, which is Exhibit 1.1 to this registration statement, may provide for indemnification by any of our underwriters, directors, officers who sign the registration statement and controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

(a) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement. (1)
3.1	Amended and Restated Articles of Incorporation. (2)
3.2	Second Amended and Restated Bylaws Adopted November 9, 2010. (3)
4.1	Specimen Common Stock Certificate. (4)
4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock. (5)
4.3	Form of Common Stock Warrant Agreement and Warrant Certificate. (5)
4.4	Form of Preferred Stock Warrant Agreement and Warrant Certificate. (5)
4.5	Form of Unit Agreement. (5)
5.1	Opinion of Schuchat, Herzog & Brenman, LLC. (6)
23.1	Consent of Independent Registered Public Accounting Firm. (6)
23.2	Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1).
24.1	Power of Attorney (7).

(1)	To be filed as an exhibit to a Current Report on Form 8-K, and incorporated herein by reference.
(2)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).
(3)	Incorporated by reference to Exhibit 3.2 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).
(4)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).
(5)	To be filed by amendment.
(6)	Filed herewith.
(7)	Incorporated by reference to the signature pages to the Registration Statement on Form S-3 filed on January 28, 2011 (File No. 333-171936).

Item 17.     Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing of Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Littleton, State of Colorado, on September 13, 2011.

ADA-ES, INC.

By:	/s/ Michael D. Durham
Michael D. Durham
President (Chief Executive Officer)

By:	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL D. DURHAM Michael D. Durham	President, Director (Principal Executive Officer)	September 13, 2011

/S/ MARK H. MCKINNIES Mark H. McKinnies	Senior Vice President, Chief Financial Officer and Director (Principal Accounting and Financial Officer)	September 13, 2011

/S/ ROBERT N. CARUSO* Robert N. Caruso	Director	September 13, 2011

John W. Eaves	Director	September 13, 2011

/S/ DEREK C. JOHNSON* Derek C. Johnson	Director	September 13, 2011

/S/ RONALD B. JOHNSON* Ronald B. Johnson	Director	September 13, 2011

/S/ W. PHILLIP MARCUM* W. Phillip Marcum	Director	September 13, 2011

/S/ JEFFREY C. SMITH* Jeffrey C. Smith	Director	September 13, 2011

/S/ RICHARD J. SWANSON* Richard J. Swanson	Director	September 13, 2011

*	By Power of Attorney: /s/ Mark McKinnies

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement. (1)
3.1	Amended and Restated Articles of Incorporation. (2)
3.2	Second Amended and Restated Bylaws Adopted November 9, 2010. (3)
4.1	Specimen Common Stock Certificate. (4)
4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock. (5)
4.3	Form of Common Stock Warrant Agreement and Warrant Certificate. (5)
4.4	Form of Preferred Stock Warrant Agreement and Warrant Certificate. (5)
4.5	Form of Unit Agreement. (5)
5.1	Opinion of Schuchat, Herzog & Brenman, LLC. (6)
23.1	Consent of Independent Registered Public Accounting Firm. (6)
23.2	Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1).
24.1	Power of Attorney (7).

(1)	To be filed as an exhibit to a Current Report on Form 8-K, and incorporated herein by reference.
(2)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).
(3)	Incorporated by reference to Exhibit 3.2 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).
(4)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).
(5)	To be filed by amendment.
(6)	Filed herewith.
(7)	Incorporated by reference to the signature pages to the Registration Statement on Form S-3 filed on January 28, 2011 (File No. 333-171936).